SUB - ITEM 77D

The MFS Government Securities Fund added disclosure regarding U.S. Government Securities to its principal investment policies and added disclosure regarding credit risk to its principal risks, as described in the prospectus contained in Post-Effective Amendment No. 31 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on April 29, 2004, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.